Exhibit 99.1

COINSTAR, INC. ANNOUNCES 2010 FOURTH QUARTER AND FULL YEAR RESULTS

Company Drives 55% Year Over Year Earnings Growth in 2010

BELLEVUE, Wash.—Feb. 3, 2011—Coinstar, Inc. (NASDAQ: CSTR) today announced financial results for the fourth quarter and full year ended December 31, 2010.

“We grew our fourth quarter revenue 31% over the prior year, and while this was not in line with our expectations, we still delivered $2.03 in earnings per share for the full year,” said Paul Davis, chief executive officer of Coinstar, Inc. “We have taken definitive steps to correct the issues we encountered with our redbox business in the fourth quarter and will be tracking progress closely. Our coin business remains solid with same store sales growth of approximately 10% and redbox increased its unit market share to 29.8%. We remain optimistic about our core businesses as well as future opportunities with new automated retail concepts and we are committed to driving continued profitable growth.”

Financial highlights for the 2010 fourth quarter and full year included:

	2010 Fourth Quarter	2010 Full Year

• Revenue	$390.8 million	$1,436.4 million
• Income from operations	$43.2 million	$143.2 million
• Adjusted EBITDA from continuing operations (See Appendix A)	$80.2 million	$286.6 million
• Diluted earnings per share from continuing operations	$0.68	$2.03
• Diluted earnings per share attributable to Coinstar, Inc.	$0.35	$1.57
• Net cash provided by operating activities from continuing operations	$87.0 million	$315.6 million
• Free cash flow from continuing operations (See Appendix A)	$48.6 million	$144.8 million

“Overall, this was a tremendous year for Coinstar exhibited by our revenue, adjusted EBITDA and EPS growth,” said J. Scott Di Valerio, chief financial officer of Coinstar, Inc. “Nonetheless, we did not finish the year as strongly as we expected. We do expect continued growth as we focus on providing a compelling offering to our consumers that is a significant benefit to our retail partners and increases our shareholder value.”

Revenue for the fourth quarter of 2010 increased 31% to $390.8 million compared with the fourth quarter of 2009, driven primarily by growth in DVD revenue, which increased 38% to $319.6 million, and by Coin revenue which grew 7% to $71.2 million.

Income from operations for the fourth quarter of 2010 was $43.2 million, resulting in an operating margin of 11%, including $3.1 million in share-based payments expense related to the company’s agreements with Sony Pictures Home Entertainment (Sony) and Paramount Home Entertainment Inc. This compares with income from operations of $29.7 million and an operating margin of 10% in the fourth quarter of 2009, which included $0.3 million in share-based payments expense related to the Sony agreement.

Income from continuing operations for the fourth quarter of 2010 was $22.4 million, with diluted earnings per share of $0.68, compared with $11.6 million, and $0.37, in the fourth quarter of 2009.

Coinstar recorded a loss from discontinued operations of $10.7 million, net of tax, or a loss of $0.33 per share, in the fourth quarter.

Net income attributable to Coinstar, Inc. for the fourth quarter of 2010, which includes both continuing and discontinued operations, was $11.7 million, with diluted earnings per share of $0.35. This compares with $3.4 million, and $0.11, in the fourth quarter of 2009.

Revenue for 2010 was $1,436.4 million, an increase of 39% compared with 2009. Income from operations for 2010 was $143.2 million compared with income from operations of $104.7 million in 2009.

Income from continuing operations for 2010 was $65.9 million, with diluted earnings per share of $2.03, compared with $43.7 million, and $1.31, in 2009.

Net income attributable to Coinstar, Inc. for 2010 was $51.0 million, with $1.57 per diluted share, including a loss, net of tax, of $14.9 million from discontinued operations. This compares with net income attributable to Coinstar, Inc. of $53.6 million, and $1.76, in 2009, which included income from discontinued operations, net of tax, of $13.6 million offset by a net loss of $3.6 million attributable to non-controlling interests.

Cash paid for capital expenditures for continuing operations for the fourth quarter of 2010 was $38.4 million, compared with $46.5 million in the fourth quarter of 2009. Free cash flow from continuing operations for the fourth quarter of 2010 was $48.6 million, compared with $8.4 million in the fourth quarter of 2009.

Coinstar announced that the company’s board of directors authorized the repurchase of an additional $50 million of Coinstar’s common stock. The company currently has a total authorization to repurchase $74.5 million of Coinstar’s common stock.

Guidance

For the 2011 full year, Coinstar management expects:

•	Consolidated revenue between $1.70 billion and $1.85 billion;
•	EBITDA between $325 million and $355 million;
•	GAAP EPS from continuing operations between $2.60 and $3.10 on a fully diluted basis;
•	Free cash flow from continuing operations between $115 million and $140 million.

For the 2011 first quarter, Coinstar management expects:

•	Consolidated revenue between $400 million and $420 million;
•	EBITDA between $50 million and $56 million;
•	GAAP EPS from continuing operations between $0.15 and $0.25 on a fully diluted basis.

Conference Call

Paul Davis and J. Scott Di Valerio will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to review the fourth quarter results and discuss guidance. The conference call will be webcast live and archived on the Investor Relations section of Coinstar’s website at www.coinstar.com. A recording of the call will be available approximately two hours after the call ends through February 17, 2011, at 1-888-286-8010 or 1-617-801-6888, passcode 42299302.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known redbox® self-service DVD rental and Coinstar® self-service coin-counting brands. The company has approximately 30,200 DVD kiosks and

18,900 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstar.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “will,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effective management of our DVD inventory, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, actions relating to legal, regulatory, and similar proceedings and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

###

(Financial Statements Follow)

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

Use of Non-GAAP Financial Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definitions of such non-GAAP measures are provided below to allow the reader to reconcile non-GAAP data to that presented in accordance with GAAP. Our non-GAAP measures may be different from the presentation of financial information by other companies.

Adjusted EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including the write-off from early retirement of debt, and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations. See below for reconciliation of the most comparable GAAP measure, income from continuing operations, to adjusted EBITDA from continuing operations.

	Three Months ended December 31,		Twelve Months ended December 31,
Dollars in thousands	2010	2009	2010	2009
Income from continuing operations	$22,415	$11,643	$65,894	$43,693
Depreciation, amortization, and other	31,318	24,681	126,992	89,981
Interest expense, net	7,673	9,817	34,705	34,248
Income taxes	13,668	8,285	43,032	25,720
Share-based expense	5,140	1,743	16,016	8,816
Early retirement of debt	0	0	0	1,082

Adjusted EBITDA from continuing operations	$80,214	$56,169	$286,639	$203,540

Free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations after cash paid for capital expenditures for continuing operations. We believe free cash flow is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. See below for reconciliation of the most comparable GAAP measure, net cash provided by operating activities from continuing operations, to free cash flow from continuing operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in thousands	2010	2009	2010	2009
Net cash provided by operating activities from continuing operations	$86,994	54,898	$315,619	$123,890
Purchase of property and equipment	(38,373)	(46,545)	(170,847)	(148,467)

Free cash flow from continuing operations	$48,621	$8,353	$144,772	$(24,577)

Coinstar, Inc.

Consolidated Statements of Net Income

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue	$390,756	$298,301	$1,436,421	$1,032,623

Expenses:
Direct operating	278,737	213,157	1,000,941	716,041
Marketing	7,461	4,642	23,836	15,479
Research and development	2,509	1,396	7,437	5,312
General and administrative	27,576	24,730	128,629	101,098
Depreciation and other	30,633	23,802	123,687	86,418
Amortization of intangible assets	685	879	3,305	3,563
Litigation settlement	0	0	5,379	0
Proxy contest	0	0	0	0

Total expenses	347,601	268,606	1,293,214	927,911

Income from operations	43,155	29,695	143,207	104,712

Other income (expense):
Foreign currency and other, net	601	50	424	31
Interest income	24	(40)	159	0
Interest expense	(7,697)	(9,777)	(34,864)	(34,248)
Early retirement of debt	0	0	0	(1,082)

	(7,072)	(9,767)	(34,281)	(35,299)

Income from continuing operations before income taxes	36,083	19,928	108,926	69,413

Income tax expense	(13,668)	(8,285)	(43,032)	(25,720)

Income from continuing operations	22,415	11,643	65,894	43,693
Income (loss) from discontinued operations, net of tax	(10,721)	(8,284)	(14,886)	13,577

Net income	11,694	3,359	51,008	57,270
Less: net income attributable to non-controlling interests	0	0	0	(3,627)

Net income attributable to Coinstar, Inc	$11,694	$3,359	$51,008	$53,643

Basic earnings per share from continuing operations attributable to Coinstar, Inc.	$0.72	$0.38	$2.11	$1.33
Basic earnings (loss) per share from discontinued operations attributable to Coinstar, Inc.	(0.34)	(0.27)	(0.48)	0.45

Basic earnings per share attributable to Coinstar, Inc.	$0.38	$0.11	1.63	1.78

Diluted earnings per share from continuing operations attributable to Coinstar, Inc.	$0.68	$0.37	$2.03	$1.31
Diluted earnings (loss) per share from discontinued operations attributable to Coinstar, Inc.	(0.33)	(0.26)	(0.46)	0.45

Diluted earnings per share attributable to Coinstar, Inc.	$0.35	$0.11	$1.57	$1.76

Shares used in basic per share calculations	30,981	30,979	31,268	30,152
Shares used in diluted per share calculations	33,052	31,288	32,397	30,514

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	December 31, 2010	December 31, 2009
Assets
Current Assets:
Cash and cash equivalents	$71,287	$19,386
Cash in machine or in transit	39,603	57,141
Cash being processed	72,526	69,330
Accounts receivable, net of allowances of $272 and $99	25,958	19,265
DVD library	140,324	95,531
Deferred income taxes	13,644	12,350
Prepaid expenses and other current assets	14,736	7,756
Assets of businesses held for sale	110,316	159,318

Total current assets	488,394	440,077

Property and equipment, net	444,687	386,433
Deferred income taxes	59,696	99,195
Other assets	12,612	14,358
Intangible assets subject to amortization, net	9,572	14,986
Goodwill	267,750	267,750

Total assets	$1,282,711	$1,222,799

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$161,551	$80,077
Accrued payable to retailers	96,764	92,585
Other accrued liabilities	108,422	80,024
Current callable convertible debt	173,146	0
Current portion of long-term debt	7,523	6,812
Current portion of capital lease obligations	17,233	26,322
Liabilities of businesses held for sale	68,662	88,950

Total current liabilities	633,301	374,770

Long-term debt and other	167,261	409,387
Capital lease obligations	12,158	26,234
Deferred tax liability	15	17

Total liabilities	812,735	810,408

Commitments and contingencies

Debt conversion feature	26,854	0

Stockholders’ Equity:
Preferred stock, $0.001 par value - 5,000,000 shares authorized; no shares issued or outstanding	0	0
Common stock, $0.001 par value - 60,000,000 and 45,000,000 authorized; 34,813,203 and 33,002,865 shares issued; 31,815,085 and 31,076,784 shares outstanding	434,169	406,333
Retained earnings	101,979	50,971
Treasury stock	(90,076)	(40,831)
Accumulated comprehensive loss	(2,950)	(4,082)

Total stockholders’ equity	443,122	412,391

Total liabilities and stockholders’ equity	$1,282,711	$1,222,799

Coinstar, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
Operating Activities:
Net income	$11,694	$3,359	$51,008	$57,270
Adjustments to reconcile net income to net cash flows provided by operating activities from continuing operations:
Depreciation and other	30,633	23,802	123,687	86,418
Amortization of intangible assets and deferred financing fees	1,194	1,387	5,338	5,037
Share-based payments	5,140	1,743	16,016	8,816
Excess tax benefits on share-based payments	(597)	0	(6,887)	0
Deferred income taxes	22,115	11,197	41,395	14,682
(Gain) loss from discontinued operations, net of tax	10,721	8,284	14,886	(13,577)
Loss on early retirement of debt	0	0	0	1,082
Non-cash interest on convertible debt	1,560	1,438	6,037	1,918
Other	302	460	666	861
Cash provided (used) by changes in operating assets and liabilities from continuing operations:	4,232	3,228	63,473	(38,617)

Net cash provided by operating activities from continuing operations	86,994	54,898	315,619	123,890

Investing Activities:
Purchase of property and equipment	(38,373)	(46,545)	(170,847)	(148,467)
Proceeds from sale of property and equipment	111	91	1,143	291
Cash paid for acquisition, net of cash acquired	0	230	0	71
Proceeds from sale of electronic payment services business	539	0	26,617	0

Net cash used by investing activities from continuing operations	(37,723)	(46,224)	(143,087)	(148,105)

Financing Activities:
Principal payments on capital lease obligations and other debt	(8,109)	(8,619)	(36,312)	(27,204)
Proceeds from capital lease financing	0	0	0	22,020
Net borrowings (payments) on credit facility	0	77,500	(75,000)	42,500
Pay-off of term loan	0	(87,500)	0	(87,500)
Issuance of convertible debt, net of underwriting discounts and commissions of $6,000	0	0	0	194,000
Financing costs associated with revolving line of credit and convertible debt	0	0	0	(3,984)
Cash used to purchase remaining non-controlling interests in Redbox	0	0	0	(113,867)
Excess tax benefits related to share-based payments	597	0	6,887	0
Repurchase of common stock	0	0	(49,245)	0
Proceeds from exercise of stock options	3,665	5,085	31,624	15,974

Net cash provided (used) by financing activities from continuing operations	(3,847)	(13,534)	(122,046)	41,939

Effect of exchange rate changes on cash	(685)	517	(637)	3,466

Increase (decrease) in cash and cash equivalents, cash in machine or in transit, and cash being processed from continuing operations	44,739	(4,343)	49,849	21,190

Cash flows from discontinued operations:
Operating cash flows	(17,578)	15,279	(9,524)	(8,272)
Investing cash flows	9,533	(4,348)	(2,600)	(5,026)
Financing cash flows	0	(17)	(166)	(2,536)

	(8,045)	10,914	(12,290)	(15,834)
Increase in cash and cash equivalents, cash in machine or in transit, and cash being processed	36,694	6,571	37,559	5,356
Cash and cash equivalents, cash in machine or in transit, and cash being processed:
Beginning of period	146,722	139,286	145,857	140,501

End of period	$183,416	$145,857	$183,416	$145,857

Coinstar, Inc.

Business Segment Information

(in thousands)

(unaudited)

At December 31, 2010, we reflected both the E-payment and Money Transfer businesses as discontinued operations for all periods presented. As a result, our business segments are now DVD services and Coin services. The operating costs related to continuing corporate activities have been reallocated to these two segments.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Revenue:
DVD services	$319,582	$231,804	$1,160,110	$773,511
Coin services	71,174	66,497	276,311	259,112

Consolidated revenue	$390,756	$298,301	$1,436,421	$1,032,623

As a complement to our Consolidated Statements of Net Income, we are providing the following information related to our business segments:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Operating income before depreciation/amortization and stock-based compensation/share-based payments:
DVD services	$55,408	$29,460	$192,563	$101,908
Coin services	24,205	26,659	93,652	101,601

Subtotal	79,613	56,119	286,215	203,509

Depreciation, amortization and other
DVD services	(23,558)	(17,283)	(93,641)	(60,731)
Coin services	(7,760)	(7,398)	(33,351)	(29,250)

Subtotal	(31,318)	(24,681)	(126,992)	(89,981)

Income from operations
DVD services	31,850	12,177	98,922	41,177
Coin services	16,445	19,261	60,301	72,351

Subtotal	48,295	31,438	159,223	113,528

Stock-based compensation and share-based payments	(5,140)	(1,743)	(16,016)	(8,816)

Total Income from operations	$43,155	$29,695	$143,207	$104,712